UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            SCHEDULE 14C INFORMATION

                                 CURRENT REPORT

                            PURSUANT TO SECTION 14(C)
                                     of the
                         SECURITIES EXCHANGE ACT OF 1934

                         Date of Report: August 27, 2001

                      GENESIS CAPITAL CORPORATION OF NEVADA
                      -------------------------------------
             (Exact name of registrant as specified in its charter)

                                     NEVADA
         (State or other jurisdiction of incorporation or organization)

      37183K 10 6                                 91-1947658
      -----------                                 ----------
     (CUSIP Number)                   (IRS Employer Identification Number)



                   11701 South Freeway, Burleson, Texas 76028
                   ------------------------------------------
                    (Address of principal executive offices)

                                 (817) 293-9334
                                 --------------
              (Registrant's telephone number, including area code)


                        We Are Not Asking You For a Proxy
                                       AND
                    You Are Requested Not to Send Us A Proxy


Check the appropriate box:
         [   ]    Preliminary Information Statement
         [   ]    Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2)
         [X  ]    Definitive Information Statement

Payment of Filing Fee (Check the appropriate box):

         [   ]    No fee required.
         [   ]    Fee computed on table below per Exchange Act Rules
                  14(c)-5(g) and 0-11. 1) Title of each class of securities to which transaction applies:
                  2) Aggregate number of securities to which transaction applies:
                  3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
                  4) Proposed maximum aggregate value of transaction:

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



                  5) Total fee paid:

         [X  ]    Fee paid previously with preliminary materials.
         [   ]    Check box if any part of the fee is offset as provided by
                  Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing. 1) Amount Previously
                  Paid:
                  2) Form, Schedule or Registration No.:
                  3) Filing Party:
                  4) Date Filed

--------------------------------------------------------------------------------


                      GENESIS CAPITAL CORPORATION OF NEVADA
                               11701 South Freeway
                              Burleson, Texas 76028

                  Notice of Proposed Action by Written Consent
                                      of a
                    Majority of the Outstanding Common Stock
                   to be taken on or about September 17, 2001.

To the Stockholders of GENESIS CAPITAL CORPORATION OF NEVADA

Notice is hereby given that upon Written Consent by the holders of a majority of the outstanding shares of common and preferred stock of Genesis Capital Corporation of Nevada (the "Company") intends to amend its Articles of Incorporation to increase the number of authorized shares of common stock from 50,000,000 to 500,000,000, without changing the par value of the common stock nor changing the number of shares of preferred stock that are authorized and that Article III of the Articles of Incorporation be amended to reflect such changes. The change will be effected on or after 20 days from the date this schedule is mailed to shareholders and is expected to be on or about September 17, 2001

Only stockholders of record at the close of business on August 10, 2001 will be given Notice of the Action by Written Consent. The Company is not soliciting proxies.

                                 By Order of the Board of Directors

                                 /s/ Reginald Davis
                                 President of the Company

       WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND
                                   US A PROXY





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
                      GENESIS CAPITAL CORPORATION OF NEVADA
                               11701 South Freeway
                              Burleson, Texas 76028
                            Telephone (817) 293-9334

                              INFORMATION STATEMENT

                      ACTION BY A MAJORITY OF STOCKHOLDERS


This Information Statement is furnished to all holders of the Common Stock, $.001 par value per share, of the Company, in connection with proposed action by holders of a majority of the issued and outstanding shares of common and preferred voting stock of Genesis Capital Corporation of Nevada, a Nevada Corporation (the "Company") to change the capitalization of the Company's common stock from Fifty Million (50,000,000) $.001 par value common shares to Five Hundred Million (500,000,000) $.001 par value common shares. This action is proposed to occur on or about September 17, 2001. This Information Statement is first being mailed to stockholders on or about August 27, 2001.

Only stockholders of record at the close of business on August 10, 2001 are entitled to notice of the action to be taken. There will be no vote on the matters by the shareholders of the Company because the proposed action will be accomplished by the written consent of a majority of the shareholders of the Company as allowed by Section 78.320 of the Nevada Revised Statutes.

The Board of Directors and persons owning the majority of the outstanding voting securities of Genesis have unanimously adopted, ratified and approved resolutions to effect the increase in the number of authorized shares of Genesis. No other votes are required or necessary. See the caption "Vote Required for Approval," below. The Amendment will be filed and is expected to become effective on or about September 17, 2001.

The Form 10-KSB filed by Genesis with the Securities and Exchange Commission may be viewed on the Securities and Exchange Commission's web site at www.sec.gov in the Edgar Archives. Genesis is presently "current" in the filing of all reports required to be filed by it.

       WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND
                                   US A PROXY

                         DISSENTER'S RIGHTS OF APPRAISAL

The Nevada Revised Statutes ("the Nevada Law") do not provide for dissenter's rights of appraisal in connection with the Recapitalization.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The Board of Directors has fixed the close of business on August 10, 2001 as the record date for the determination of the common shareholders entitled to notice of proposed action by written consent.

At the record date, the Company had outstanding 2,247,911 shares of $0.001 par value common stock and 77,755 shares of $0.001 par value preferred stock. The Company's officers, directors and principal

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shareholders own or control in the aggregate greater than 50% of the aggregate total of issued and outstanding shares of Common and Preferred Stock on the Record Date, these persons have signed a consent to the taking of this action. This consent will be sufficient, without any further action, to provide the necessary stockholder approval of the action.

      SECURITY OWNERSHIP OF EXECUTIVE OFFICERS, DIRECTORS AND FIVE PERCENT
                                  STOCKHOLDERS

The following table sets forth certain information concerning the ownership of the Company's Common and Preferred Stock as of August 10, 2001, with respect to:
(i) each person known to the Company to be the beneficial owner of more than five percent of the Company's Common and/or Preferred Stock; (ii) all directors; and (iii) directors and executive officers of the Company as a group. The notes accompanying the information in the table below are necessary for a complete understanding of the figures provided below. As of August 10, 2001, there were 2,247,911 shares of Common Stock issued and outstanding, and 77,755 shares of Preferred Stock issued and outstanding for a total of 2,325,666 shares.

TITLE OF                NAME AND ADDRESS OF                      AMOUNT AND NATURE OF                  PERCENT
CLASS                   BENEFICIAL OWNER                         BENEFICIAL OWNERSHIP                  OF CLASS
--------------------    ------------------------------------    ------------------------           ------------------
Common Stock            Reginald Davis                           60,076                                2.59%
($0.001 par value)      (President & Director)                   (602,576)(2)                          25.9%
                        11701 South Freeway
                        Burleson, TX 76028
--------------------    ------------------------------------    ------------------------           ------------------
Common Stock            Jerry Conditt                            12,872                                0.55%
($0.001 par value)      (Vice Pres. & Director)
                        11701 South Freeway
                        Burleson, TX 76028
--------------------    ------------------------------------    ------------------------           ------------------
Common Stock            All Executive Officers and Directors     72,948                                3.13%
($0.001 par value)      as a Group                               (615,448)(2)                          26.46%
                         (Davis & Conditt)
--------------------    ------------------------------------    ------------------------           ------------------
Common Stock            Global Universal, Inc.(1)                542,500                               23.32%
($0.001 par value)      P.O. Box 6653
                        Fort Worth, TX 76115
--------------------    ------------------------------------    ------------------------           ------------------
Common Stock            Hudson Consulting Group, Inc.            532,640                               22.90%
($0.001 par value)      268 West 400 South, Ste. 300
                        Salt Lake City, UT 84101
--------------------    ------------------------------------    ------------------------           ------------------
Common Stock            Donald Walker                            250,000                               10.74%
($0.001 par value)      1501 Azure Hills
                        Van Buren, AR 72956
--------------------    ------------------------------------    ------------------------           ------------------
(1) Global Universal, Inc. is controlled by Reginald Davis.
(2) Including the Global Universal stock with Mr. Davis' personal stock.


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



                   NO CHANGE IN BUSINESS OR PHYSICAL LOCATION

The proposed Amendment to the Company's Articles of Incorporation will effect a change in the capitalization of Genesis Capital Corporation of Nevada as described herein. However, the recapitalization will not result in any change in our business, management, location of our principal executive offices, assets, liabilities or net worth (other than as a result of the costs incident to the recapitalization, which are immaterial). Our management, including all directors and officers, will remain the same after the recapitalization.

                 DESCRIPTION OF CAPITAL STOCK AND VOTING RIGHTS

The Company's authorized capital consists of 50,000,000 shares of Common Stock, $0.001 par value and 10,000,000 shares of Preferred Stock, $0.001 par value. As of August 10, 2001 there were 2,247,911 shares of Common Stock outstanding and 77,755 shares of Preferred Stock outstanding for a total of 2,325,666 shares outstanding. The holders of Common and Preferred Stock are entitled to vote as a unit on all matters to come before a vote of the shareholders of the Company.

                           VOTE REQUIRED FOR APPROVAL

Section 78.385 of the Nevada Revised Statutes provides an outline of the scope of the amendments of the Articles of Incorporation allowed a Nevada Corporation. This includes the amendment discussed herein. The procedure and requirements to effect an amendment to the Articles of Incorporation of a Nevada corporation are set forth in Section 78.390. Section 78.390 provides that proposed amendments must first be adopted by the Board of Directors and then submitted to shareholders for their consideration at an annual or special meeting and must be approved by a majority of the outstanding voting securities.

Section 78.320 of the Nevada Revised Statutes provides that any action required to be taken at a special or annual meeting of the stockholders of a Nevada corporation may be taken by written consent, in lieu of a meeting, if the consent is signed by stockholders owning at least a majority of the voting power.

The Board of Directors of Genesis Capital Corporation of Nevada and persons owning and having voting power in excess of 50% of the outstanding voting securities of Genesis have adopted, ratified and approved the increase in authorized shares. (see the heading "Voting Securities and Principal Holders Thereof" above). No further votes are required or necessary to effect the proposed amendment.

The securities that would have been entitled to vote if a meeting was required to be held to amend the Company's Articles of Incorporation consist of 2,247,911 shares of issued and outstanding shares of the Company's $0.001 par value common voting stock and 77,755 shares of issued and outstanding shares of the Company's $0.001 par value preferred voting stock, for a total of 2,325,666 shares outstanding on August 10, 2001, the record date for determining shareholders who would have been entitled to notice of and to vote on the proposed amendment to Genesis's Articles of Incorporation.

           INCORPORATION BY REFERENCE OF CERTAIN FINANCIAL INFORMATION

The following portions of the Company's Annual Report on Form 10-KSB for the fiscal year ended September 30, 2000 are incorporated herein by reference: "Item
1. Business", "Item 5. Market Information for Common Equity and Related Shareholder Matters", and "Item 7. Financial Statements."' The following portions of the Company's Quarterly Report on Form 10-QSB for the period ended


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



June 30, 2001 are also incorporated herein by reference: "Part I. Item 1:
Financial Statements" and "Part I. Item 2: Management's Discussion and Analysis of Financial Condition and Results of Operations."' Copies of these documents are available without charge to any person, including any beneficial holder of the Company's Common Stock to whom this Information Statement was delivered, on written or oral request to Genesis Capital Corporation of Nevada, 11701 South Freeway, Burleson, Texas 76028, Attention: Secretary (telephone number: (817) 293-9334). Any statement contained in a document all or a portion of which is incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Information Statement to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Information Statement except as so modified or superseded.

                           INCREASE IN CAPITALIZATION

The Company currently has 50,000,000 authorized shares of Common Stock, par value $0.001 per share, of which 2,247,911 shares were outstanding on August 10, 2001. The Company currently has 10,000,000 authorized shares of Preferred Stock, par value $0.001 per share, of which 77,755 shares were outstanding on August 10, 2001. The proposed amendment to the Company's Articles of Incorporation, if approved by the stockholders, will authorize the Company to issue 500,000,000 shares of common stock par value $0.001. The number of authorized preferred shares will remain the same at 10,000,000 shares of preferred stock par value $0.001. The effect of the amendment will be to increase the number of authorized common shares which may be issued by the Company from 50,000,000 to 500,000,000.

Since the Board of Directors believes that the currently authorized number of shares may not be sufficient to meet anticipated needs in the immediate future, the Board considers it desirable that the Company has the flexibility to issue an additional amount of Common Stock without further stockholder action, unless otherwise required by law or other regulations. The availability of these additional shares will enhance the Company's flexibility in connection with any possible acquisition or merger, stock splits or dividends, financings and other corporate purposes and will allow such shares to be issued without the expense and delay of a special stockholders' meeting, unless such action is required by applicable law or rules of any stock exchange on which the Company's securities may then be listed.

Presently, the Company has issued shares in both of its two authorized classes of stock, Common Stock, par value $0.001 per share, and preferred stock, par value $0.001 per share. All of such common and preferred shares are voting shares and have the same voting rights. However, none of such common or preferred shares confer any preemptive rights on the holders thereof to purchase or receive any additional shares of the Company's Common Stock or any other securities, rights or options for the Company's securities authorized or acquired by the Company in the future. The Board may issue the Common Stock and Preferred Stock authorized by the Company's Charter for such consideration as may be fixed by the Board and for any corporate purpose without further action by the stockholders, except as may be required by law. Each share of Preferred Stock has dividend and liquidation preferences over common shares of the Company. Each share of Common Stock has equal dividend rights and participates equally upon liquidation

       INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED
                                      UPON

No person who has been a director or officer of the Company at any time since the beginning of the last fiscal year, nominee for election as a director of the Company, nor associate of the foregoing persons has any

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


substantial interest, direct or indirect, in the Company's recapitalization which differs from that of other shareholders of the Company. No director of the Company opposes the proposed action of recapitalizing the Company's common shares.

                             ADDITIONAL INFORMATION

Additional information concerning Genesis Capital Corporation of Nevada, including its Form 10-KSB for the year ended September 30, 2000 and Form 10-QSB for the quarter ended June 30, 2001, which has been filed with the Securities and Exchange Commission, may be accessed through the EDGAR archives, at www.sec.gov and is incorporated herein by reference.


Dated: AUGUST 27, 2001



                             By Order of the Board of Directors

                             /s/ Reginald Davis

                             President of the Company